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                                                                  EXHIBIT (d)(1)


                            MERCATOR SOFTWARE, INC.

                          1997 EQUITY INCENTIVE PLAN

      As Adopted May 8, 1997 and Amended July 21, 1997, January 27, 1999, March 17, 1999, May 18, 1999, April 3, 2000, June 19, 2000, May 17, 2001 and August
15, 2001

          1.  PURPOSE.  The purpose of this Plan is to provide incentives to
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attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

          2.  SHARES SUBJECT TO THE PLAN.
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              2.1   Number of Shares Available.  Subject to Sections 2.2 and 18,
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the total number of Shares reserved and available for grant and issuance pursuant to Awards made under this Plan will be 9,700,000 Shares. Subject to Sections 2.2 and 18, Shares will again be available for grant and issuance in connection with future Awards under the Plan if the shares: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued. Any authorized shares not issued or subject to outstanding grants under the Company's 1993 Stock Option Plan (the "Prior Plan") on the Effective Date (as defined below) and any shares that: (a) are issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full or (b) are subject to an option granted pursuant to the Prior Plan but are forfeited or are repurchased by the Company at the original issue price; will no longer be available for grant and issuance under the Prior Plan, but will be available for grant and issuance under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. No Participant may receive (a) Restricted Stock Awards, (b) Stock Bonus Awards, or (c) Options with an Exercise Price below Fair Market Value for more than 150,000 Shares over the term of the Plan, and the sum of such awards issued under this Plan may not exceed 300,000 Shares in the aggregate over the term of the Plan.

              2.2   Adjustment of Shares.  In the event that the number of
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outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will

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either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

          3.   ELIGIBILITY.  ISO (as defined in Section 5 below) may be granted
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only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 300,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) who are eligible to receive up to a maximum of 1,000,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

          4.   ADMINISTRATION.
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               4.1  Committee Authority.  This Plan will be administered by the
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Committee. Subject to the general purposes, terms and conditions of this Plan, the Committee will have full power to implement and carry out this Plan. Without limiting the previous sentence, the Committee will have the authority to:

                    (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

                    (b) prescribe, amend and rescind rules and regulations relating to this Plan, including determining the forms and agreements used in connection with this Plan; provided that the Committee may delegate to the President and Chief Executive Officer or the Chief Financial Officer, the authority to approve revisions to the forms and agreements used in connection with this Plan that are designed to facilitate Plan administration, and that are not inconsistent with this Plan or with any resolutions of the Committee relating to this Plan;

                    (c) select persons to receive Awards; provided that the Committee may delegate to one or more executive officers of the Company who are also members of the Board, the authority to grant an Award under this Plan to Participants who are not Insiders of the Company;

                    (d)  determine the terms of Awards;

                    (e) determine the number of Shares or other consideration subject to Awards;

                    (f) determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

                    (g)  grant waivers of Plan or Award conditions;

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                    (h)  determine the vesting, exercisability and payment of
Awards;

                    (i) correct any defect , supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

                    (j)  determine whether an Award has been earned; and

                    (k) amend this Plan, except for amendments that increase the number of Shares available for issuance under this Plan or change the eligibility criteria for participation in this Plan, or any other amendments that would require approval of the stockholders of the Company;

                    (l) make all other determinations necessary or advisable for the administration of this Plan.

               4.2  Committee Interpretation and Discretion.  Any determination
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made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any award Agreement shall be submitted by the participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

          5.   OPTIONS.  The Committee may grant Options to eligible persons and
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will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Non-Qualified Stock Options ("NQSO"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

               5.1  Form of Option Grant.  Each Option granted under this Plan
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will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"). The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 41(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

               5.2  Date of Grant.  The date of grant of an Option will be the
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date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

               5.3  Exercise Period.  Options may be exercisable within the
                    ---------------
times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option; subject to the provisions of Section 5.6 and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; provided however that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the

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Company or of any Parent or Subsidiary of the Company ("Ten Percent
Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

               5.4  Exercise Price.  The Exercise Price of an Option will be
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determined by the Committee when the Option is granted and may not be less than
85% of the Fair Market Value of the Shares on the date of grant; provided that:
(i) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of this Plan and the Stock Option Agreement.

               5.5  Method of Exercise.  Options may be exercised only by
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delivery to the Company of a written stock option exercise agreement (the
"Exercise Agreement"). The Exercise Agreement will be substantially in a form (which need not be the same for each Participant), that the Committee or an Officer of the Company (pursuant to Section 4.1(b)) has from time to time approved and shall state the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of shares being purchased.

               5.6  Termination.
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                    (a)  Termination for Other than Cause.  An Option granted to
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a Participant will cease to vest on the Participant's Termination. Following the
Participant's Termination, the Participant's Option may be exercised (to the extent such Option was exercisable immediately prior to the Termination Date):

                         (i)    no later than three (3) months after the
Termination Date if the Participant is Terminated for any reason except death or Disability, unless a shorter or longer time period not exceeding five (5) years is specifically set forth in the Participant's Stock Option Agreement; provided that any exercise of an ISO more than three (3) months after the Termination Date is deemed to be an NQSO, and provided further than no Option may be exercised later than the expiration date of the Option.

                         (ii)   no later than twelve (12) months after the
Termination Date if the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's death or Disability), unless a shorter or longer time period not exceeding five (5) years is specifically set forth in the Participant's Stock Option Agreement; provided that any exercise of an ISO more than twelve (12) months after the Termination Date when the Termination is for Participant's Disability is deemed to be an NQSO, and provided further that no option may be exercised later than the expiration date of the Option.

                    (b)  Termination for Cause.  Notwithstanding the provisions
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in paragraph 5.6(a) above, if a Participant is determined by the Board to have committed an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or Subsidiary, neither the Participant, the Participant's estate nor such other person who may then

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hold the Option shall be entitled to exercise any Option with respect to any
Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

               5.7  Limitations on Exercise.  The Committee may specify a
                    -----------------------
reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

               5.8  Limitations on ISO.  The aggregate Fair Market Value
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(determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSO. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

               5.9  Modification, Extension or Renewal.  The Committee may
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modify, extend or renew outstanding Options and authorize the grant of new
Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with
Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

               5.10 No Disqualification.  Notwithstanding any other provision in
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this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

          6.   RESTRICTED STOCK.  A Restricted Stock Award is an offer by the
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Company to sell to an eligible person Shares that are subject to restrictions.
The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

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               6.1  Form of Restricted Stock Award.  All purchases under a
                    ------------------------------
Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

               6.2  Purchase Price.  The Purchase Price of Shares sold pursuant
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to a Restricted Stock Award will be determined by the Committee and will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 8 of this Plan.

               6.3  Restrictions.  Restricted Stock Awards will be subject to
                    ------------
such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

          7.   STOCK BONUSES.
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               7.1  Awards of Stock Bonuses.  A Stock Bonus is an award of
                    -----------------------
Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company (provided that the Participant pays the Company the par value of the shares awarded by such Stock Bonus in cash) pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

               7.2  Terms of Stock Bonuses.  The Committee will determine the
                    ----------------------
number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may

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overlap and Participants may participate simultaneously with respect to Stock
Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

               7.3  Form of Payment.  The earned portion of a Stock Bonus may be
                    ---------------
paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

               7.4  Termination During Performance Period.  If a Participant is
                    -------------------------------------
Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee will determine otherwise.

          8.   PAYMENT FOR SHARE PURCHASES.
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               8.1  Payment.  Payment for Shares purchased pursuant to this Plan
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may be made by any of the following methods (or any combination of such methods)
that are described in the applicable Stock Option Agreement or other Award Agreement and that are permitted by law:

                    (a)  in cash (by check);

                    (b) by cancellation of indebtedness of the Company to the Participant;

                    (c) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

                    (d) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares, if any, must be paid in cash;

                    (e) by waiver of compensation due or accrued to the Participant for services rendered; provided, however, that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares, if any, must be paid in cash; or

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                    (f)  with respect only to purchases upon exercise of an
Option, and provided that a public market for the Company's stock exists:

                         (1)  through a "same day sale" commitment from the
Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                         (2)  through a "margin" commitment from the Participant
and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

               8.2  Loan Guarantees.  The Committee may, in its sole discretion,
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help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

               8.3  Issuance of Shares.  Upon payment of the applicable Purchase
                    ------------------
Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant (or in the name of the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 13 of the Plan.

          9.   WITHHOLDING TAXES.
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               9.1  Withholding Generally.  Whenever Shares are to be issued
                    ---------------------
under Awards granted under this Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

               9.2  Stock Withholding.  When, under applicable tax laws, a
                    -----------------
Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and must be in writing in a form acceptable to the Committee

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          10.  PRIVILEGES OF STOCK OWNERSHIP.
               -----------------------------

               10.1 Voting and Dividends.  No Participant will have any of the
                    --------------------
rights of a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares
                                        --------  -------
are Restricted Stock, any new, additional or different securities the Participant may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

          11.  TRANSFERABILITY.  Except as set forth below (i) no Option shall
               ---------------
be transferable by any Participant other than by will or the laws of descent and distribution and (ii) Options may be exercised during the Participant's lifetime only by the Participant (or, if the Participant is disabled and so long as the Option remains exercisable, by the Participant's duly appointed guardian or other legal representative). However, the Committee may, in its discretion, permit a Participant holding an NQSO to transfer the NQSO to (i) one or more members of his or her immediate family (including the Participant's spouse and lineal descendants and spouses of lineal descendants); (ii) trusts for the benefit of the Participant and/or any person referred to in clause (i); (iii) entities wholly-owned by the Participant and/or any persons or trusts referred to in clauses (i) or (ii); or (iv) charitable organizations) for estate planning purposes. In connection with permitting transfers, the Committee may require that (i) no consideration be given or payment made for any such transfer, (ii) the stock option agreement pursuant to which such NQSO is granted must expressly provide for transferability in a manner consistent with the Plan, and (iii) subsequent transfers of the transferred NQSO shall be prohibited except those in accordance with this Section. Following any such transfer, the NQSO shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the transferee of such NQSO shall be subject to the applicable terms of the Plan. The events of Termination of employment set forth in a Participant's Stock Option Agreement shall continue to be applied with respect to the original holder of such NQSO, following which such NQSO shall be exercisable by the transferee only to the extent and for the periods specified in such Stock Option Agreement.

          12.  RESTRICTIONS ON SHARES.  At the discretion of the Committee, the
               ----------------------
Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all of a Participant's Shares that are not "vested" (as defined in the Award Agreement) following the Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

          13.  CERTIFICATES.  All certificates for Shares or other securities
               ------------
delivered under this Plan (whether in physical or electronic form, as appropriate) will be subject to such stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

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          14.  ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a
               ------------------------
Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

          15.  EXCHANGE AND BUYOUT OF AWARDS.  The Committee may, at any time or
               -----------------------------
from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

          16.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not
               ----------------------------------------------
be effective unless such Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

          17.  NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award
               -----------------------
granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

               18.  CORPORATE TRANSACTIONS.
                    ----------------------

                    18.1 Assumption or Replacement of Awards by Successor. In
                         ------------------------------------------------
the event of

                         (a)  a dissolution or liquidation of the Company;

                         (b)  a merger or consolidation in which the Company is
not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the surviving corporation, which assumption will be binding on all Participants);

                         (c)  a merger in which the Company is the surviving
corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges with the Company in such merger, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company;

                         (d)  the sale of all or substantially all of the assets
of the Company; or

                         (e)  the acquisition, sale or transfer of more than 50%
of the outstanding shares of the Company by tender offer or similar transaction; any or all outstanding Awards will automatically vest for one additional year and may also be assumed, converted or replaced by the surviving corporation (if any), which assumption, conversion or replacement will be binding on all Participants. The Committee may, in its sole discretion, provide for additional accelerated vesting of any or all Awards that are assumed, converted or replaced by the surviving corporation. In lieu of assuming, converting or replacing such Awards, the surviving corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards and the one year additional vesting). The surviving corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such surviving corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will automatically vest for one additional year and will expire on such transaction at such time and on such conditions as the Committee will determine, provided, however, that the Committee may, in its sole discretion, provide for additional accelerated vesting of any or all Awards granted pursuant to this Plan. If such accelerated options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

                    18.2 Other Treatment of Awards.  Subject to any greater
                         -------------------------
rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                    18.3  Assumption of Awards by the Company.  The Company,
                          -----------------------------------
from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

               19.  ADOPTION AND STOCKHOLDER APPROVAL.  This Plan became
                    ---------------------------------
effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "Effective Date"). This Plan was approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months after the date this Plan was adopted by the Board.

               20.  TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as
                    --------------------------
provided herein, this Plan will terminate ten (10) years from the date this Plan was adopted by the Board. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

               21.  AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time
                    --------------------------------
terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. In addition, pursuant to Section 4.1(k), the Board has delegated to the Committee the authority to make certain amendments to this Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall without the approval of the stockholders of the Company amend this Plan in any manner that requires such stockholder approval pursuant to the Code or the regulation promulgated thereunder as such provisions apply to ISO plans, pursuant to the Exchange Act or any rule promulgated thereunder or any rules or regulations promulgated by the Stock exchange or automated quotation system on which the Company's Stock is quoted. No amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

               22.  NON-EXCLUSIVITY OF THE PLAN.  Neither the adoption of this
                    ---------------------------
Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

               23.  DEFINITIONS.  As used in this Plan, the following terms will
                    -----------
have the following meanings:

                    "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

                    "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                    "Board" means the Board of Directors of the Company.

                    "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                    "Committee" means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board. The Committee, if appointed, will consist of not less than two members of the Board.

                    "Company" means Mercator Software, Inc. or any successor corporation.

                    "Disability" means a disability within the meaning of
Section 22(e)(3) of the Code, as determined by the Committee.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                    "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                         (a)  if such Common Stock is then quoted on the Nasdaq
National Market, its closing price on the Nasdaq National Market on the date of determination (grant date) as reported in The Wall Street Journal;

                         (b)  if such Common Stock is publicly traded and is
then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                         (c)  if such Common Stock is publicly traded but is not
quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

                         (d)  in the case of an Award made on the Effective
Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

                         (e)  if none of the foregoing is applicable, by the
Committee in good faith.

                    "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
Section 16 of the Exchange Act.

                    "Option" means an award of an option to purchase Shares pursuant to Section 5.

                    "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                    "Participant" means a person who receives an Award under this Plan.

                    "Plan" means this Mercator Software, Inc. 1997 Equity Incentive Plan, as amended from time to time.

                    "Restricted Stock Award" means an award of Shares pursuant to Section 6.

                    "SEC" means the Securities and Exchange Commission.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

                    "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

                    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                    "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                                       15